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                                                                    Exhibit 10.2

                           PRIME RESPONSE GROUP INC.

           AMENDMENT NO. 1 TO 1998 STOCK OPTION/STOCK ISSUANCE PLAN

                              dated July 15, 1999


1.    Purpose. The purpose of this Amendment is to amend the Prime Response
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   Group Inc. 1998 Stock Option/Stock Issuance Plan (the "Plan") in such respects as are necessary to account for options presently issued and to be issued in excess of allowances under the Plan as currently written.

2.    Stock Subject to the Plan
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   Section V.A. of the Plan is hereby amended by deleting that subsection in its entirety and replacing it with the following:

   The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued or made available over the term of the Plan shall not exceed 2,514,300 shares, it being understood that (a) options to purchase (i) 848,300 shares were granted to and exercised by Peter Boni, (ii) 1,299,658 shares have been granted to certain employees of the Corporation and (iii) 366,342 shares remain available for future grant and (b) options to purchase, or grants of, the aggregate 1,666,000 shares referred to in the foregoing clauses (ii) and (iii) will be satisfied by the exercise by the Corporation of its option to purchase 1,666,000 shares from Nevin Prakash.